FOURTH AMENDMENT TO AMENDED AND
                          RESTATED SERVICING AGREEMENT

This Fourth Amendment to the Amended and Restated Servicing Agreement (this "Fourth Amendment") is entered into as of the 1st day of October, 1997, by and between Omni Financial Services of America, Inc., a Delaware corporation ("OFSA") as assignee of World Omni Financial Corp., and National Auto Finance Company, Inc., a Delaware corporation ("NAFI"), as assignee of National Auto Finance Company L.P.

                                    RECITAL

OFSA and NAFI are parties to an Amended and Restated Servicing Agreement effective as of the 5th day of December, 1994 (as amended and supplemented the "Servicing Agreement"). The Servicing Agreement has been amended pursuant to an Amendment to Amended and Restated Servicing Agreement dated as of September 6, 1995 and effective as of October 1, 1995, tile Supplement to Amended and Restated Servicing Agreement dated as of November 21, 1995, the Supplement to Amended and Restated Servicing Agreement dated as of November 13, 1996, the Second Amendment to Amended and Restated Servicing Agreement dated as of June 24, 1997 and effective as of August 1, 1996, the Supplement to Amended and Restated Servicing Agreement dated as of July 12,1997, the Third Amendment to Amended and Restated Servicing Agreement dated as of September 12, 1997 and effective as of July 21, 1997 (tile "Third Amendment"), and the Supplement to Amended and Restated Sen,icing Agreement dated as of September 19, 1997 (being held in escrow). The parties now desire to extend the Servicing Agreement past September 30, 1997, and not to terminate the Servicing Agreement effective October 1, 1997. The parties further desire to modify some of the services provided by OFSA pursuant to the Servicing Agreement effective October 1, 1997.

1. Unless otherwise defined herein, all capitalized terms used in this Fourth Amendment shall have the meanings given to those terms in the Servicing Agreement.

2. Effective October 1, 1997, OFSA will no longer collect any Account, including but not limited to those Accounts that are not more than thirty
      (30) days past due. Accordingly, any references in the Servicing Agreement to OFSA collecting any Account shall be deleted in their entirety as of October 1, 1997.

3. Effective October 1, 1997, Sections I and 2 of Article V of the Servicing Agreement shall be deleted in their entirety and shall be replaced with the following:



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      a.    OFSA shall receive as compensation for servicing the Retail Accounts a Servicing Fee each month equal to $10 per Retail Account (includes but is not limited to Accounts being collected by NAFI; does not include Accounts that have been paid off by the Borrower or on the Borrower's behalf or Accounts that have been charged-off by NAFI) serviced by OFSA during that month; and

      b. OFSA shall be entitled to a one-time fee of $20 for each new Retail Account it boards each month.

4. OFSA shall be entitled to $85 per hour for systems programming performed by OFSA personnel at the request of and for the benefit and use of NAFI.

5. NAFI agrees to pay $350 per month per ID for each additional collection ID and all out-of-pocket expenses incurred by OFSA to establish a connection to OFSA's collection system. The reference in paragraph 11 of the Third Amendment to "October 1, 1997" is hereby stricken to reflect that the Servicing Agreement is not terminating as of October 1, 1997.

6. The first paragraph of Article IX of the Servicing Agreement is hereby deleted in its entirety. The first sentence of the second paragraph of
     Article IX of the Servicing Agreement shall be modified to read as follows:
     "Notwithstanding anything to the contrary set forth in this Servicing Agreement, OFSA or NAFI may terminate this Servicing Agreement at any time without cause upon sixty (60) days written notice to the other party, which notice cannot be given prior to November 2, 1997,,with the earliest possible effective date of termination being the close of business on December 31, 1997." Further, an additional sentence shall be added immediately after that sentence and shall read as follows: "On and after the effective date of the termination of the Servicing Agreement, neither party shall have any duty or obligation to the other party, other than the duties and obligations set forth in Article VII, Article VIII, Sections and 4, the last grammatical paragraph of Article IX and Article X (except for Sections 2 and 3) of the Servicing Agreement." The remaining of Article IX of the Servicing Agreement shall remain in full force and effect until the effective date of termination of the Servicing Agreement.

7. The first sentence of Article IV, Section 1 of the Servicing Agreement shall be modified to read as follows: "OFSA hereby grants NAFI a license to utilize its 'ACE,' 'Contract Entry' and 'RITS' computer software systems so long as this Agreement remains effective."



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
8. Effective October 1, 1997, Article 11, Section 3, Section 4(a)(i), Section 4(a)(iii) and Section 6 and Article V, Sections 3 and 4 of the Servicing Agreement shall be deleted in their entirety.

9. Effective October 1, 1997, paragraphs 2, 3, 9 and 18 of the Third Amendment shall be deleted in their entirety. Further, paragraph 14 of the Third Amendment shall be modified to read as follows: "NAFI will be responsible for collection reviews on all Accounts."

10. Unless herein specifically, amended and modified, the Servicing Agreement is unchanged and continues in full force and effect, and the parties hereby contained and ratify the existence of each and every term, condition and covenant contained therein, to tile Same extent as though tile same were set out herein in full.

11. The Fourth Amendment may be executed by any number of identical counterparts, each of which shall be deemed an original.

12. This Fourth Amendment shall be binding upon and shall inure to the benefit of OFSA and NAFI and their permitted successors and/or assigns.




This Fourth Amendment shall be effective as of the 1st day of October, 1997.

OMNI FINANCIAL SERVICES OF AMERICA, INC.

BY:

PRINT NAME:

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NATIONAL AUTO FINANCE COMPANY, INC.

BY:

PRINT NAME:

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